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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

PARENT

Tri-County Financial Corporation

                                  PERCENTAGE       STATE OF
                                     OWNED      INCORPORATION
                                  ----------    -------------
SUBSIDIARY
Community Bank of Tri-County         100%         Maryland

Tri-County Capital Trust I           100%         Delaware

SUBSIDIARIES OF COMMUNITY
 BANK OF TRI-COUNTY

Community Mortgage Corporation
 of Tri-County                       100%         Maryland

Tri-County Investment
 Corporation                         100%         Delaware